Item 77Q(1)(e)

Touchstone Funds Group Trust

The following documents is included in the Registrant's Post-
Effective Amendment No. 80 to the Registration Statement as filed with the SEC via EDGAR on April 19, 2016 (0000914243-16-
000012) and are incorporated by reference herein:

Sub-Advisory Agreement between Touchstone Advisors, Inc. and
Copper Rock Capital Partners LLC with respect to the
Touchstone Emerging Markets Small Cap Fund, dated April 19,
2016.